UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015 (Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2018, we named Luca Zaramella our Executive Vice President and Chief Financial Officer, effective August 1, 2018. Mr. Zaramella will replace Brian T. Gladden, Executive Vice President and Chief Financial Officer, who announced on that date that he is leaving the company effective August 1, 2018.

Mr. Zaramella, age 49, has served as our Senior Vice President Corporate Finance, CFO Commercial and Treasurer since June 2016. He also served as Interim Lead Finance North America from April 2017 until November 2017. Prior to that, he served as our Senior Vice President and Corporate Controller from December 2014 until August 2016 and Senior Vice President, Finance of Mondelez Europe from October 2011 until November 2014.

In connection with Mr. Zaramella’s appointment as Executive Vice President and Chief Financial Officer, the Human Resources and Compensation Committee of the Board of Directors approved Mr. Zaramella’s compensation, effective August 1, 2018. The terms of Mr. Zaramella’s compensation are as follows: annual base salary of $700,000; target annual incentive of 100% of annual base salary; and annual equity grant with a target value of $2,500,000. In connection with his appointment, on August 1, 2018, Mr. Zaramella will be granted performance-based equity with an economic value totaling $1,000,000 split 75% in performance share units and 25% in stock options. The performance share units will vest and be subject to the same terms and conditions as the performance share unit grants for the 2018-2020 performance cycle. The stock options will expire in 10 years and vest 33%, 33% and 34% annually over a three-year period from August 1, 2018.

Mr. Zaramella was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Zaramella has no family relationships with any of our directors or executive officers. There have been no related party transactions between Mondelēz International, Inc. and Mr. Zaramella reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Gladden’s departure and his agreement to transition the role to Mr. Zaramella, Mr. Gladden will receive a pro-rated 2018 Annual Incentive Plan award to be paid in the first quarter of 2019 based on actual business performance if the company achieves threshold performance. This payment to Mr. Gladden is subject to his compliance with restrictive covenants including non-compete, non-solicitation and non-disparagement, confidentiality provisions and a general release of claims. Mr. Gladden will forfeit all unvested equity grants upon his departure.

A copy of our press release, dated June 19, 2018, announcing the transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Mondelēz International, Inc. Press Release, dated June 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Gerhard W. Pleuhs

Name:	Gerhard W. Pleuhs
Title:	Executive Vice President and General Counsel

Date: June 19, 2018